                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   -----------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 14, 2000

                                 PLANETCAD INC.
               (Exact Name of Registrant as Specified in Charter)

        DELAWARE                       0-288-42                   84-1035353
(State of Incorporation)       (Commission File Number)         (IRS Employer
                                                              Identification No)

                           2520 55TH STREET, SUITE 200
                             BOULDER, COLORADO 80301
                                 (303) 209-9100
                     (Address of Principal Executive Offices
                   and telephone number, including area code)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

         (a) On November 14, 2000, PlanetCAD Inc., a Delaware corporation ("PlanetCAD" or the "Company"), completed the sale of its component software division to Spatial Corp. ("Spatial Corp."), a wholly owned subsidiary of Dassault Systemes Corp., a Delaware corporation ("Dassault"). The sale was effected pursuant to a Purchase Agreement dated July 4, 2000, and amended on September 2, 2000, by and among PlanetCAD, Spatial Components, LLC, a Delaware limited liability company ("Spatial LLC"), and Dassault (the "Purchase Agreement"), pursuant to which PlanetCAD formed Spatial LLC as a wholly owned subsidiary and capitalized Spatial LLC with all of the assets and certain of the liabilities of the component software division. Upon the closing of the sale under the Purchase Agreement, PlanetCAD transferred to Spatial Corp., the assignee of Dassault under the Purchase Agreement, 100% of the membership interests in Spatial LLC, upon which Spatial LLC became a wholly owned subsidiary of Spatial Corp. PlanetCAD and Dassault Systemes S.A., the parent company of Dassault, have also entered into certain intellectual property agreements, identified below, which agreements include various license, services and co-branding agreements.

         As an inducement to PlanetCAD to enter into the Agreement, Dassault agreed to make a $2.0 million investment in PlanetCAD in exchange for 555,556 shares of PlanetCAD's common stock pursuant to a Share Purchase Agreement, dated as of November 14, 2000 (the "Share Purchase Agreement"), a conformed copy of which is filed as an exhibit hereto. The shares of PlanetCAD's common stock issued to Dassault under the Share Purchase Agreement carry the same rights as the outstanding shares of PlanetCAD's common stock held by its existing stockholders. As a result of the sale, Dassault and Dassault Systemes own, in the aggregate (including exercise in full of all outstanding warrants to acquire shares of common stock of PlanetCAD owned by Dassault Systemes), 1,004,831 shares of PlanetCAD's common stock. The Share Purchase Agreement provides Dassault with registration rights, including "piggy-back" registration rights, which would be triggered if, during the period of time that Dassault holds shares of PlanetCAD's common stock subject to the registration rights, PlanetCAD files a registration statement with the SEC offering for its own account or for the account of stockholders.

         In September 2000, Dassault made a loan to PlanetCAD for $2 million of the purchase price for the sale of the component software business in advance of the closing of the transaction. In November 2000, Dassault loaned an additional $2 million of the purchase price to PlanetCAD. PlanetCAD repaid these loans, including accrued and unpaid interest, as an offset against the purchase price at the closing.

         In connection with the sale of PlanetCAD's software component division, PlanetCAD and Dassault Systemes have entered into the following intellectual property and/or software license agreements, each of which is filed as an exhibit hereto:

         o Cross License Agreement;
         o Co-Branding Agreement;
         o Server Software License Agreement;
         o Web Services Agreement;
         o Joint Software License Agreement;
         o Master Software Reseller Agreement;
         o IntraVISION License Agreement; and
         o Catia V5 Galaxy Program Solution Provider Agreement.

         (b) Not applicable.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)   Not applicable.

(b) Unaudited pro forma condensed combined financial statements as of September 30, 2000 and for the nine months ended September 30, 2000 and the year ended December 31, 1999.

                                 PLANETCAD INC.
          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

         On July 12, 2000, PlanetCAD Inc. (the "Company") acquired substantially all of the net assets of Prescient Technologies, Inc. ("Prescient") for total consideration of $1.2 million, including $100,000 cash and 300,000 shares of common stock. In addition, the Company may be required to issue an additional 50,000 shares of common stock if certain performance objectives are met. The additional shares, if any, will be recorded as additional acquisition consideration at the time of issuance.

         On November 14, 2000, the Company completed the sale of the assets of its component software business to Spatial Corp., as assignee of Dassault Systemes Corp., in a cash transaction for approximately $25.0 million. In addition, in September 2000, Dassault made a loan to the Company for $2 million of the purchase price for the sale of the component software business in advance of the closing of the transaction, which amount, including accrued and unpaid interest, was repaid by the Company as an offset against the purchase price at the closing.

         As a result of the transaction with Dassault, the results of operations of the Company's component software division as of September 30, 2000 and for the nine months ended September 30, 2000 have been shown as discontinued operations in the Company's September 30, 2000 Quarterly Report on Form 10-Q.

         The unaudited pro forma condensed combined balance sheet presents the financial position of the Company as of September 30, 2000 and gives effect to the consummation of the sale of the component software division to Dassault. The unaudited pro forma condensed combined statement of operations of the Company for the nine months ended September 30, 2000 gives effect to the Prescient acquisition as if it had occurred on January 1, 1999. The results of operations of the component software division have previously been shown as discontinued operations in the Company's September 30, 2000 Quarterly Report on Form 10-Q. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 1999 reflects the sale of the component software division and the Prescient acquisition as if the transactions had occurred on January 1, 1999. In connection with the sale of the component software division, Dassault purchased 555,556 shares of the Company's common stock, which is not shown in the unaudited pro forma condensed combined financial statements.

         The unaudited pro forma condensed combined financial statements have been derived from the historical financial statements of the Company. The pro forma adjustments and the assumptions on which they are based are described in the accompanying notes to the unaudited pro forma condensed combined financial statements. The unaudited pro forma condensed combined financial statements, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with, the historical financial statements and the notes thereto of the Company which were previously reported in the Company's Report on Form 10-KSB for the year ended December 31, 1999 and the Quarterly Reports on Form 10-QSB for the quarters ended March 31, 2000, June 30, 2000, and September 30, 2000 and the audited financial statements and the notes thereto of Prescient as of December 31, 1998 and 1999 and for the years then ended, and the unaudited interim financial statements as of June 30, 2000 and for the six months ended June 30, 1999 and 2000, previously reported on Form 8-K.

         The unaudited pro forma condensed combined financial statements are not necessarily indicative of the financial position or operating results that would have occurred had the acquisition of Prescient and the sale of the component software division been completed at that date, or at the beginning of the period for which the transactions have been given effect, nor the financial results of the Company in the future.

                                 PLANETCAD INC.
              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                               SEPTEMBER 30, 2000

                                 (In Thousands)


                                                                      PRO FORMA
                                                                     ADJUSTMENTS
                                                                   FOR THE SALE OF
                                                                      COMPONENT
                                                                      SOFTWARE
                                                     PLANETCAD        DIVISION             TOTAL
                                                     ---------     ---------------        --------
                           ASSETS
Current Assets:
  Cash and cash equivalents .................        $  1,228         $ 19,974(a)         $ 21,202
  Restricted cash............................              --            1,000(a)            1,000
  Accounts receivable, net ..................           1,169               --               1,169
  Prepaid expenses and other ................             657               --                 657
  Net assets of discontinued operations .....           5,589           (5,589)(b)              --
                                                     --------         --------            --------
       Total current assets .................           8,643           15,385              24,028
Equipment, net ..............................             752               --                 752
Purchased computer software and
  other intangibles, net ....................           1,292               --               1,292
                                                     --------         --------            --------
                                                     $ 10,687         $ 15,385            $ 26,072
                                                     ========         ========            ========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
  Accounts payable ..........................        $  3,021         $     --            $  3,021
  Notes payable .............................           2,000           (2,000)(c)              --
  Accrued expenses ..........................           1,836               --               1,836
  Deferred revenue ..........................             262               --                 262
                                                     --------         --------            --------
      Total current liabilities .............           7,119           (2,000)              5,119
                                                     --------         --------            --------
Stockholder's Equity
  Common stock ..............................             118               --                 118
  Additional paid-in capital ................          34,118               --              34,118
  Accumulated deficit .......................         (30,524)          17,385(d)          (13,139)
  Other comprehensive loss ..................            (144)              --                (144)
                                                     --------         --------            --------
      Total stockholders' equity ............           3,568           17,385              20,953
                                                     --------         --------            --------
                                                     $ 10,687         $ 15,385            $ 26,072
                                                     ========         ========            ========

                                 PLANETCAD INC.
         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                      NINE MONTHS ENDED SEPTEMBER 30, 2000

                      (IN THOUSANDS, EXCEPT PER SHARE DATA)



                                                PLANETCAD       PRESCIENT
                                               NINE MONTHS     SIX MONTHS
                                                  ENDED           ENDED           PRO FORMA
                                              SEPTEMBER 30,      JUNE 30,        ADJUSTMENTS
                                                  2000             2000         FOR PRESCIENT          TOTAL
                                              -------------    -----------      -------------         --------
Revenue ................................        $  1,632         $  1,024         $     --            $  2,656
  Cost of revenue ......................             699              559              129(j)            1,387
                                                --------         --------         --------            --------
Gross profit ...........................             933              465             (129)              1,269
  Operating expenses:
     Sales and marketing ...............           2,216            1,757               --               3,973
     Research and development ..........           4,403              630               --               5,033
     General and administrative ........           1,218              267               --               1,485
     Acquired in-process research
       and development .................             332               --               --                 332
                                                --------         --------         --------            --------
Total operating expenses ...............           8,169            2,654               --              10,823
                                                --------         --------         --------            --------
  Loss from continuing
      operations .......................          (7,236)          (2,189)            (129)             (9,554)
                                                ========         ========         ========            ========
Basic and diluted loss per
  common share from
  continuing operations ................        $  (0.65)                                             $  (0.84)

Basic and diluted weighted
   average number of shares
   outstanding .........................          11,206                               210(f)           11,416

                                 PLANETCAD INC.
         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1999

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                               Pro Forma
                                                                                              Adjustments
                                                 PlanetCAD     Prescient                          for
                                                 Year ended    Year ended      Pro Forma       Component
                                                December 31,  December 31,    Adjustments       Software
                                                    1999          1999       for Prescient      Division         Total
                                                -----------   -----------    -------------    -----------       --------
Revenue .....................................     $ 14,900      $  3,113         $     --      $(14,076)(e)     $  3,937
  Cost of revenue ...........................        1,132         1,179              258(j)       (941)(f)        1,628
                                                  --------      --------         --------      --------         --------
Gross profit ................................       13,768         1,934             (258)      (13,135)           2,309
Operating expenses:
  Sales and marketing .......................        5,918         4,279               --        (5,420)(g)        4,777
  Research and development ..................        7,742         1,701               --        (6,720)(g)        2,723
  General and administrative ................        2,362         1,136               --        (2,141)(g)        1,357
  Acquired in-process research
  and development ...........................          500            --               --          (500)(g)           --
                                                  --------      --------         --------      --------         --------
Total operating expenses ....................       16,522         7,116               --       (14,781)           8,857
  Loss from continuing operations ...........       (2,754)       (5,182)            (258)        1,646           (6,548)
Other income ................................          139            --               --          (139)(h)           --
                                                  --------      --------         --------      --------         --------
  Net loss from continuing operations before
    income taxes ............................       (2,615)       (5,182)            (258)        1,507           (6,548)
Income taxes ................................          246            --               --          (246)(i)           --
                                                  --------      --------         --------      --------         --------
  Net loss from continuing operations .......     $ (2,861)     $ (5,182)        $   (258)     $  1,753         $ (6,548)
                                                  ========      ========         ========      ========         ========
Basic and diluted loss per common share from
  continuing operations:.....................     $  (0.31)                                                     $  (0.68)
Basic and diluted weighted average number of
  shares outstanding.........................        9,345                            300(k)                    $  9,645

                                 PLANETCAD INC.

      NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS



         Disposition of Component Software Division - Pro forma notes

                The pro forma adjustments for the sale of the component software division have been prepared on the basis of assumptions described in the following notes and includes an estimate of the gain on sale. The actual gain on the sale will be calculated based on the actual assets and liabilities disposed of on the closing date of the transaction.

                The Company has agreed to modify the stock options of certain employees of the component software division to allow them to continue to vest during their employment by Dassault. If the employees are still employed by Dassault one year after the closing of the sale, the options will vest. Estimates of the fair values of the options will be calculated at interim periods and included in loss from discontinued operations. Ultimately, the fair value of the remaining options at the date of vesting will be included in loss from discontinued operations. The fair value of the options are not significant as of the initial filing date of this registration statement.

                The pro forma financial statements give effect to the following pro forma adjustments related to the sale of the component software division:

                (a) To record the cash proceeds from the sale of the component software business pursuant to the Purchase Agreement entered into on July 4, 2000 with Dassault, as amended. Consideration consists of $25.0 million in cash, including $1,000,000 in escrow related to general representations and warranties, less certain adjustments pursuant to the Purchase Agreement and certain expenses related to the transaction totaling approximately $5.0 million.

                (b) As of September 30, 2000, the assets and liabilities of the component software division consisted of the following:


                        Assets:
                          Accounts receivable, net                                          $3,115
                          Prepaid expenses and other                                         1,081
                          Equipment, net                                                     2,001
                          Purchased computer software and other intangibles, net             1,711
                                                                                            ------
                                   Total Assets                                              7,908

                        Liabilities:
                          Deferred revenue                                                   2,319
                                                                                            ------
                                   Net assets of discontinued operations                    $5,589
                                                                                            ======

              (c) To reflect the payment in full of the loan from Dassault to the Company for $2 million.

              (d) An adjustment to accumulated deficit to reflect the estimated gain on the transaction of $17.4 million.

              (e) Reductions in revenue from the sale of the component software business of $14.1 million for the year ended

              (f) Reductions in cost of revenue from the sale of the component software business of $1.0 million for the year ended December 31, 1999.

              (g) Reductions in operating expenses from the sale of the
                  component software business of $14.8 million for the year ended December 31, 1999. Operating expenses for the period ended December 31, 1999 includes a $500,000 charge for acquired in-process research and development expense related to the acquisition of Sven Technologies.

              (h) Reductions in interest income from the sale of the component software business of $139,000 for the year ended December 31, 1999.

              (i) Reductions in income tax expense from the sale of the
                  component software business of $246,000 for the year ended December 31, 1999.

              Prescient Technologies, Inc. - Pro forma notes

                  The Prescient acquisition was accounted for using the purchase method of accounting. The pro forma adjustments have been prepared on the basis of assumptions described in the following notes and includes assumptions relating to the allocation of the consideration paid for the assets and liabilities of Prescient based on estimates of their fair values. In the opinion of the Company's management, all adjustments necessary to present fairly such pro forma financial information have been made based on the terms and structure of the Prescient acquisition agreement. Prescient was acquired by the Company in July 2000. Accordingly, the results of operations of Prescient subsequent to June 30, 2000 have been included in the Company's results of operations.

                  The pro forma financial statements give effect to the
              following pro forma adjustments related to the Prescient acquisition:

              (j) To reflect the additional amortization of intangible assets from the Prescient acquisition. The acquisition of certain assets and liabilities of Prescient resulted in approximately $773,000 of software costs and other intangible assets, which are being amortized over their estimated useful lives of three years.

              (k) To reflect the issuance of the 300,000 shares of common stock.

(c)  Exhibits.


10.1     Share Purchase Agreement, dated as of November 14, 2000, between PlanetCAD Inc. and Dassault Systemes
         Corp.
10.2     Cross License Agreement, dated as of November 14, 2000, between PlanetCAD Inc. and Dassault Systemes S.A.
10.3     Co-Branding Agreement, dated as of November 14, 2000, between PlanetCAD Inc. and Dassault Systemes S.A.
10.4     Server Software License Agreement, dated as of November 14, 2000, between PlanetCAD Inc. and Dassault
         Systemes S.A.
10.5     Web Services Agreement, dated as of November 14, 2000, between PlanetCAD Inc. and Dassault Systemes S.A.
10.6     Joint Software License Agreement, dated as of November 14, 2000, between PlanetCAD Inc. and Dassault
         Systemes S.A.
10.7     Master Software Reseller Agreement, dated as of November 14, 2000, between PlanetCAD Inc. and Dassault
         Systemes S.A.
10.8     IntraVISION License Agreement, dated as of November 14, 2000, between PlanetCAD Inc. and Spatial
         Components, LLC
10.9     Catia V5 Galaxy Program Solution Provider Agreement, dated as of November 14, 2000, between PlanetCAD Inc.
         and Dassault Systemes S.A.
99.1     Press release related to consummation of sale of component software  division to Spatial Corp.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                PLANETCAD INC.

Date: November 21, 2000            By: /s/ R. BRUCE MORGAN
                                      ----------------------------------
                                      R. Bruce Morgan
                                      President, Chief Executive Officer,
                                        Chief Financial Officer and Director

                                 EXHIBIT INDEX

EXHIBIT
NUMBER   DESCRIPTION
-------  -----------
10.1     Share Purchase Agreement, dated as of November 14, 2000, between PlanetCAD Inc. and Dassault Systemes
         Corp.
10.2     Cross License Agreement, dated as of November 14, 2000, between PlanetCAD Inc. and Dassault Systemes S.A.
10.3     Co-Branding Agreement, dated as of November 14, 2000, between PlanetCAD Inc. and Dassault Systemes S.A.
10.4     Server Software License Agreement, dated as of November 14, 2000, between PlanetCAD Inc. and Dassault
         Systemes S.A.
10.5     Web Services Agreement, dated as of November 14, 2000, between PlanetCAD Inc. and Dassault Systemes S.A.
10.6     Joint Software License Agreement, dated as of November 14, 2000, between PlanetCAD Inc. and Dassault
         Systemes S.A.
10.7     Master Software Reseller Agreement, dated as of November 14, 2000, between PlanetCAD Inc. and Dassault
         Systemes S.A.
10.8     IntraVISION License Agreement, dated as of November 14, 2000, between PlanetCAD Inc. and Spatial
         Components, LLC
10.9     Catia V5 Galaxy Program Solution Provider Agreement, dated as of November 14, 2000, between PlanetCAD Inc.
         and Dassault Systemes S.A.
99.1     Press release related to consummation of sale of component software  division to Spatial Corp.